SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 2023

NORTECH SYSTEMS INCORPORATED
(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-1681094
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N, Maple Grove, MN 55369
(Address of principal executive offices)

(952) 345-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	NSYS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2023, the Company held its annual meeting of shareholders. The items voted on at the meeting and results of such voting are set forth below:

(1)
The shareholders elected eight directors to serve as members of the Company’s Board of Directors for one-year terms and until their successors are elected and qualified.  The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
David B. Kunin	1,718,295	99,160	385,629
Ryan P. McManus	1,708,205	109,250	385,629
Jay D. Miller	1,716,330	101,125	385,629
Steven J. Rosenstone	1,784,910	32,545	385,629
Dan Sachs	1,799,868	17,587	385,629
Stacy Kruse	1,799,344	18,111	385,629
David J. Graff	1,706,449	111,006	385,629

(2)
The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement. There were 1,765,759 votes cast for the proposal; 35,223 votes cast against the proposal; 16,473 votes abstained; and there were 385,629 broker non-votes.

(3)
The shareholders approved an amendment to the 2017 Stock Incentive Plan increasing the shares of Common Stock reserved for issuance from 575,000 to 675,000. There were 1,787,847 votes cast for the proposal; 19,820 votes cast against the proposal; 29,788 votes abstained; and there were 385,629 broker non-votes.

(4)
The shareholders ratified the appointment of Baker Tilly US, LLP (FKA: Baker Tilly Virchow Krause, LLP) as the Company’s independent registered public accounting firm for the year ending December 31, 2023. There were 2,166,855 votes cast for the proposal; 35,643 votes cast against the proposal; 586 votes abstained; and there were no broker non-votes.

Date: May 15, 2023

Nortech Systems Incorporated
(Registrant)

/s/ Christopher D. Jones
Christopher D. Jones SVP and Chief Financial Officer